Exhibit 99.1

Pier 1 Imports Reports Fiscal 2006 Second Quarter Results

    FORT WORTH, Texas--(BUSINESS WIRE)--Sept. 15, 2005--Pier 1 Imports, Inc. (NYSE:PIR) today reported a net loss of $10,185,000, or $0.12 per share, for the second quarter ended August 27, 2005. Total sales declined 3.0% for the second fiscal quarter to $438,592,000, from $452,271,000 in the year-ago quarter, and comparable store sales declined 7.7%. For the first six months of fiscal 2006, the Company's net loss was $22,647,000, or $0.26 per share, compared to diluted earnings per share of $0.25 for the year-ago period. Year-to-date sales amounted to $844,301,000, down 4.5% from $884,298,000 in the year-ago period, and comparable store sales declined 9.8%.
    The Company is not providing quarterly earnings guidance at this time based on near-term unpredictability in the business influenced by the slow response to Pier 1's new merchandising and marketing initiatives, as well as the macro environment. During today's conference call, an update will be given on the progress made on the numerous initiatives and the Company will provide comparable store sales estimates for the third quarter.
    Marvin J. Girouard, Pier 1's Chairman and Chief Executive Officer, noted, "The Company's second quarter performance continued to be challenged by a slow response from customers to our new merchandising and marketing initiatives. We responded by conservatively managing the business through cost containments, reducing store openings and taking heavy promotional discounts and markdowns to move slower selling merchandise to make room for new arrivals.
    "Although our results so far this year have been below our expectations, we believe that through recent customer research and feedback, the Company is moving in the right direction by making immediate changes planned to positively impact the fall and holiday selling seasons. We will try new advertising media to increase store traffic in the near-term, with an emphasis on catalog and new TV commercials that will begin airing in October. We also believe that when customers ultimately do come back into our stores, they will discover the new visual look and be excited by the new fall and holiday product offerings arriving each week.
    "Additionally, Pier 1's first-ever national fall catalog was mailed last week to over 3 million households, and we have a Pier 1 holiday catalog being sent to a broader group of consumers in early November. Catalogs provide customers an excellent way to see Pier 1 merchandise in a residential setting, visualizing the way it will look in their own homes. The lifestyle photography in the fall catalog showcases the unique style, design and value of Pier 1's merchandise. We know that customers use catalogs to formulate decorating ideas and to plan social gatherings for special occasions, and believe that catalogs will stay in customers' homes longer than other print media and direct mail pieces."
    Mr. Girouard continued, "Although we have found that our recent initiatives in merchandising and marketing have taken longer to connect with customers than we expected, we remain committed to continuing to make changes in all aspects of the business in order to improve sales and profitability. We also believe that as the holidays get closer, customers will visit Pier 1 stores more often with more 'needs' rather than 'wants' as they purchase gifts for friends and family, decorate their homes and plan for parties and entertaining during the important holiday season."
    The Company will host a conference call to discuss fiscal 2006 second quarter results at 10:00 a.m. Central Time today. A web cast is available on our web site at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 1-800-498-7872 or for international callers dial 1-706-643-0435, ID 4487710. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2006. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom and Ireland; and Pier 1 kids(R) stores.



                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)

                            Three Months Ended     Six Months Ended
                          August 27,  August 28, August 27, August 28,
                             2005       2004       2005       2004
                          ----------- ---------- ---------- ----------

Net sales                   $438,592   $452,271   $844,301   $884,298

Operating costs and
 expenses:
   Cost of sales (including
    buying and store
    occupancy costs)         300,624    283,232    565,677    543,277
   Selling, general and
    administrative expenses  140,985    138,604    287,683    278,507
   Depreciation and
    amortization              14,803     13,980     29,430     27,518
                          ----------- ---------- ---------- ----------
                             456,412    435,816    882,790    849,302
                          ----------- ---------- ---------- ----------

    Operating income(loss)   (17,820)    16,455    (38,489)    34,996

Nonoperating (income) and
 expenses:
   Interest and investment
    income                      (646)      (351)    (1,776)      (820)
   Interest expense              414        197        782        549
                          ----------- ---------- ---------- ----------
                                (232)      (154)      (994)      (271)
                          ----------- ---------- ---------- ----------

    Income (loss) before
     income taxes            (17,588)    16,609    (37,495)    35,267

Provision (benefit) for
 income taxes                 (7,403)     6,163    (14,848)    13,084
                          ----------- ---------- ---------- ----------

Net income (loss)           ($10,185)   $10,446   ($22,647)   $22,183
                          =========== ========== ========== ==========

Earnings per share:
      Basic                   ($0.12)     $0.12     ($0.26)     $0.25
                          =========== ========== ========== ==========

      Diluted                 ($0.12)     $0.12     ($0.26)     $0.25
                          =========== ========== ========== ==========

Average shares outstanding
 during period:
      Basic                   86,495     87,326     86,443     87,770
                          =========== ========== ========== ==========

      Diluted                 86,495     89,027     86,443     89,772
                          =========== ========== ========== ==========




                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
               (in thousands except per share amounts)
                             (unaudited)

                                  August 27,  February 26, August 28,
                                     2005        2005         2004
                                  ----------- ------------ -----------

ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary
    investments of $31,346,
    $178,289 and $65,939,
    respectively                     $40,585     $189,081     $74,720
   Trading securities - auction
    rate securities                        -            -      25,000
   Beneficial interest in
    securitized receivables           41,966       35,690      51,226
   Other accounts receivable, net     16,437       11,744      15,481
   Inventories                       489,372      380,730     413,273
   Prepaid expenses and other
    current assets                    71,789       43,445      41,028
                                  ----------- ------------ -----------
        Total current assets         660,149      660,690     620,728

Properties, net                      332,430      337,630     317,030
Other noncurrent assets               77,288       77,429      62,961
                                  ----------- ------------ -----------
                                  $1,069,867   $1,075,749  $1,000,719
                                  =========== ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                     $20,000           $-          $-
   Accounts payable                  121,149      113,502     109,229
   Gift cards and other deferred
    revenue                           57,037       61,347      54,796
   Accrued income taxes payable        3,267       11,866         129
   Other accrued liabilities         113,639      102,294      95,195
                                  ----------- ------------ -----------
        Total current liabilities    315,092      289,009     259,349

Long-term debt                        19,000       19,000      19,000
Other noncurrent liabilities         110,278      103,371      73,905

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares authorized,
    100,779,000 issued               100,779      100,779     100,779
   Paid-in capital                   139,552      141,850     145,253
   Retained earnings                 616,758      656,692     635,657
   Cumulative other comprehensive
    (loss) income                     (1,940)      (1,426)        944
   Less -- 14,041,000, 14,459,000
    and 14,616,000 common shares
    in treasury, at cost,
    respectively                    (226,784)    (233,526)   (234,168)
   Less unearned compensation         (2,868)           -           -
                                  ----------- ------------ -----------
                                     625,497      664,369     648,465
                                  ----------- ------------ -----------
                                  $1,069,867   $1,075,749  $1,000,719
                                  =========== ============ ===========




                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                                  Six Months Ended
                                                August 27,  August 28,
                                                   2005        2004
                                               ------------ ----------

Cash flow from operating activities:
   Net income (loss)                              $(22,647)   $22,183
   Adjustments to reconcile to net cash used
    in operating activities:
        Depreciation and amortization               37,882     35,753
        Loss on disposal of fixed assets             1,378        350
        Deferred compensation                        4,692      3,896
        Lease termination expense                    1,522      1,319
        Tax benefit from options exercised by
         employees                                     784        350
        Other                                          217       (372)
   Changes in cash from:
       Trading securities - auction rate
        securities                                       -    (25,000)
       Inventories                                (108,642)   (39,403)
       Other accounts receivable, prepaid
        expenses and other current assets          (14,863)    (7,898)
       Accounts payable and accrued expenses        15,144      5,127
       Accrued income taxes                        (32,891)   (25,853)
       Other noncurrent assets                        (144)      (174)
                                               ------------ ----------
             Net cash used in operating
              activities                          (117,568)   (29,722)
                                               ------------ ----------

Cash flow from investing activities:
   Capital expenditures                            (28,048)   (56,839)
   Proceeds from disposition of properties             179        150
   Beneficial interest in securitized
    receivables                                     (6,276)    (6,895)
                                               ------------ ----------
             Net cash used in investing
              activities                           (34,145)   (63,584)
                                               ------------ ----------

Cash flow from financing activities:
   Cash dividends                                  (17,287)   (17,523)
   Purchases of treasury stock                      (4,047)   (43,037)
   Proceeds from stock options exercised,
    stock purchase plan and other, net               4,551      3,485
   Notes payable borrowings                         23,000          -
   Repayments of notes payable                      (3,000)         -
                                               ------------ ----------
             Net cash provided by (used in)
              financing activities                   3,217    (57,075)
                                               ------------ ----------

Change in cash and cash equivalents               (148,496)  (150,381)
Cash and cash equivalents at beginning of
 period                                            189,081    225,101
                                               ------------ ----------
Cash and cash equivalents at end of period         $40,585    $74,720
                                               ============ ==========


    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400